EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to shares of Cintas Common Stock to be issued under the Cintas Corporation 1999 Stock Option Plan, of our report dated July 6, 2000 and August 22, 2000, with respect to the consolidated financial statements of Cintas Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended May 31, 2000 and the related financial statement schedule included therein, respectively, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP
                                                  Ernst & Young LLP

Cincinnati, Ohio
August 22, 2000